SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

SPY INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California 92011
(Address of principal executive offices)

(760) 804-8420
(Registrant’s Telephone Number)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2015, Spy Optic Inc. (“Spy”), a wholly owned subsidiary of Spy Inc. (the “Company”), entered into the Twelfth Modification to Loan and Security Agreement with BFI Business Finance (“BFI”) (the “Modification”), in order to provide for certain modifications to Spy's credit facility with BFI (“Credit Facility”). The original Loan and Security Agreement with BFI was entered into on February 26, 2007.

Among other things, the Modification (i) increased the Company's inventory borrowings to the lessor of $3.5 million, 100% of United States and Canadian eligible accounts receivable or 65% of eligible United States inventory; (ii) increased borrowing on eligible dating programs to 80%; and (iii) increased the maximum borrowing limit to $9.0 million from $8.0 million.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The summary of the terms of the Modification disclosed in Item 1.01 of this Current Report on Form 8-K are qualified in their entirety by reference to the Modification, a copy of which is attached as Exhibit 10.1 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPY INC.

Date: February 24, 2015	By:	/s/ Jim McGinty
Jim McGinty
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Twelfth Modification to Loan and Security Agreement dated February 19, 2015, by and between Spy Optic, Inc. and BFI Business Finance